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                                                                   Exhibit 10.16

                          FORM OF EMPLOYMENT AGREEMENT

                         INTERPORE INTERNATIONAL, INC.

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT is made this ___ day of ______, ____, ("Agreement") between Interpore International, Inc., a Delaware corporation ("Interpore"), [Cross Medical Products, Inc., a Delaware corporation ("Cross")], and ____________________ ("Executive").

                                    Recitals

         A. Interpore is the owner, directly or indirectly, of all of the issued capital stock of Cross Medical Products, Inc., Interpore Orthopaedics, Inc., a Delaware corporation, and Interpore Cross International, Inc., a California corporation (collectively, the "Subsidiaries").

         B. Interpore and its Subsidiaries (collectively, the "Company") design, develop, test, assemble, license, manufacture, market and sell certain synthetic bone graft materials for the orthopaedic, oral and maxillofacial markets, certain spinal implant products and related parts and supplies.

         C. The Executive is currently employed as an executive of the Company.

         D. The Company considers the continued services of the Executive to be in the best interest of the Company and desires to assure the continued services of the Executive on behalf of the Company on an objective and impartial basis and without distraction or conflict of interest in the event of an attempt to obtain control of the Company.

         E. The Executive is willing to remain in the employ of the Company upon the understanding that the Company will provide income security in the event of a change in control of the Company.

         F. The Company and the Executive desire to enter into an employment relationship upon the terms and conditions contained herein.


         NOW, THEREFORE, the parties agree as follows:

         1.       EMPLOYMENT.  The Company hereby employs the Executive and the
                  ----------
Executive accepts such employment upon the terms and conditions hereinafter set forth.

         2.       DUTIES.  The Executive shall be employed on the terms and
                  ------
subject to the conditions hereof:

                  (a) to serve in the capacity set forth on Schedule A attached hereto, and to serve in other capacities for the Company, if so elected, subject to the authority and direction of the Board of Directors of Interpore, as the case may be; and

                  (b) to perform such other duties and responsibilities similar to those performed by the Executive prior hereto and exercise such other authority, perform such other or additional duties and responsibilities and have such other or different title (or have no title) as the Board of Directors of Interpore may, from time to time, prescribe.

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         So long as he is employed under this Agreement, the Executive agrees to devote his full time and efforts exclusively on behalf of the Company and to competently, diligently, and effectively discharge his duties hereunder. The Executive shall not be prohibited from engaging in such personal, charitable, or other nonemployment activities as do not interfere with his full time employment hereunder and which do not violate the other provisions of this Agreement. The Executive further agrees to comply fully with all reasonable policies of the Company as are from time to time in effect.

         3.       COMPENSATION.
                  ------------

                  (a) As his entire compensation for all services rendered to the Company pursuant to this Agreement, in whatever capacity rendered, the Company shall pay to the Executive during the term hereof an annual base salary as determined by the Board of Directors of Interpore from time to time ("Basic Salary"), payable monthly or in other more frequent installments, as determined by the Company.

                  (b) In addition, the Executive will be entitled to receive incentive compensation, if any, including incentive bonuses and stock options, pursuant to the terms of plans adopted by the Board of Directors of Interpore from time to time. The Executive acknowledges that such incentive compensation is to be granted, if at all, at the sole discretion of the Board and that such incentive compensation need not and may never be paid.

         4. BUSINESS EXPENSES. The Company shall promptly pay directly, or reimburse the Executive for, all business expenses to the extent such expenses are paid or incurred by the Executive during the term of employment in accordance with Company policy in effect from time to time and to the extent such expenses are reasonable and necessary to the conduct by the Executive of the Company's business and properly substantiated.

         5. FRINGE BENEFITS. During the term of this Agreement and the Executive's employment hereunder, the Company shall provide to the Executive such insurance, vacation, sick leave and other like benefits as are provided from time to time to the majority of its employees or to its other employees holding equivalent executive positions with the Company in accordance with the policy of the Company as may be established from time to time.

         6. TERM; TERMINATION. Notwithstanding any other provision of this Agreement, the Executive is employed by the Company "at will." The Executive's employment may be terminated at any time. For purposes of this Section 6, "Termination Date" shall mean the date on which any notice period required under this Section 6 expires or, if no notice period is specified in this Section 6, the effective date of the termination referenced in the notice.

                  (a) Termination by the Executive. The Executive may terminate his employment upon giving at least 30 days' advance written notice to the Company and the Company will pay the Executive the earned but unpaid portion of the Executive's Basic Salary through the Termination Date. If the Executive gives notice of termination hereunder, the Company shall have the right to relieve the Executive, in whole or in part, of his duties under this Agreement and to advance the Termination Date from the date set by the Executive's notice to a date not less than 14 days from the receipt of the Executive's notice of termination.

                  (b) Termination by Company Without Cause. The Company may terminate the Executive's employment without cause upon giving 30 days' advance written notice to the Executive. If the Executive's employment is terminated without cause under this Section 6(b), the Company will pay the Executive the earned but unpaid portion of the Executive's Basic Salary plus payment for any vacation accrued but not taken, will continue to pay the Executive his Basic Salary for 12 months following the Termination Date ("Severance Period"), will pay the applicable premiums for 12 months following the Termination Date if the Executive elects to

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         continue his group healthcare plan benefits in accordance with COBRA, and will provide outplacement services at a cost to the Company not to exceed the Executive's Basic Salary for one month; provided, however, that the Company may terminate payment of the Basic Salary, may charge the Executive for remaining group healthcare plan premiums, and may terminate outplacement services during the Severance Period if the Executive accepts other full-time employment or is in breach of obligations under Sections 7 or 8 of this Agreement.

                  (c) Termination by Company For Good Cause. The Company may terminate the Executive's employment upon a determination by the Company that "Good Cause" exists for the Executive's termination and the Company serves written notice of such termination upon the Executive. As used in this Agreement, the term "Good Cause" shall refer only to any one or more of the following actions by the Executive:


                           (i)      commission of an act of dishonesty,
                  including, but not limited to, misappropriation of funds or any property of the Company;

                           (ii) engagement in activities or conduct clearly injurious to the reputation of the Company;

                           (iii) refusal to perform his assigned duties and responsibilities;

                           (iv)     gross insubordination;

                           (v) the clear violation of any of the material terms
                  and conditions of this Agreement or any written agreement or agreements the Executive may from time to time have with the Company (following 30-days' written notice from the Company specifying the violation and the Executive's failure to cure such violation within such 30-day period); or

                           (vi) commission of a misdemeanor involving an act of moral turpitude or a felony. In the event of a termination under this
         Section 6(c), the Company will pay the Executive the earned but unpaid portion of the Executive's Basic Salary plus payment for any vacation accrued but not taken.

                  (d) Termination upon Death or Permanent Disability. The Executive's employment shall terminate upon the death or permanent disability of the Executive. For purposes hereof, "permanent disability," shall mean the inability of the Executive, as determined by the Board of Directors of the Company, by reason of physical or mental illness to perform the duties required of him under this Agreement for more than 180 days in any 360-day period. Successive periods of disability, illness or incapacity will be considered separate periods unless the later period of disability, illness or incapacity is due to the same or related cause and commences less than six months from the ending of the previous period of disability. Upon a determination by the Board of Directors of Interpore or the Subsidiary that the Executive's employment shall be terminated under this Section 6(d), the Board of Directors shall give the Executive 30 days' prior written notice of the termination. If a determination of the Board of Directors under this Section 6(d) is disputed by the Executive, the parties agree to abide by the decision of a panel of three physicians. The Company will select a physician, the Executive will select a physician and the physicians selected by the Company and the Executive will select a third physician. The Executive agrees to make himself available for and submit to examinations by such physicians as may be directed by the Company. Failure to submit to any examination shall constitute a breach of a material part of this Agreement. In the event of a termination under this Section 6(d), the Company will pay Executive or his duly appointed and qualified executor or

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         other personal representative the earned but unpaid portion of the
         Executive's Basic Salary plus payment for any vacation accrued but not taken.

                  (e) Termination Following Change of Control. If a "Change in Control", as defined in Section 6(e)(v), shall have occurred and in anticipation of or within one year following such Change in Control the Company terminates the employment of the Executive for other than Good Cause, as defined in Section 6(c), or the Executive terminates his employment for Good Reason, as that term is defined in Section 6(e)(vii), then the Executive shall be entitled to the benefits described below:


                           (i) The Executive shall be entitled to the unpaid
                  portion of his Basic Salary plus payment for any vacation accrued but not taken, plus 2 times the Executive's "Current Annual Compensation" as defined in this Section 6(e)(i) ("Salary Termination Benefit"). For this purpose "Current Annual Compensation" shall mean the total of Executive's annual Basic Salary in effect at the Termination Date, plus any performance bonuses received by Executive in the prior twelve months, and shall not include the value of any stock options granted or exercised, contributions to 401(k) or other qualified plans, medical, dental, or other insurance benefits, or other fringe benefits. The Salary Termination Benefit shall be paid to the Executive, or in the event of his death to his duly appointed and qualified executor or other personal representative, in 24 equal consecutive monthly payments commencing on the first day of the month after termination of employment following a Change in Control.

                           (ii) All outstanding stock options issued to the
                  Executive shall become 100% vested and thereafter exercisable in accordance with such governing stock option agreements and plans.

                           (iii) The Company shall pay the applicable premiums
                  for 18 months following the Termination Date if the Executive elects to continue his group healthcare plan benefits in accordance with COBRA ("Fringe Termination Benefits"; collectively the Salary Termination Benefit and the Fringe Termination Benefit are referred to as the "Termination Benefits"); provided, however, that the Company may charge the Executive for remaining group healthcare plan premiums if the Executive accepts other full-time employment or is in breach of obligations under Sections 7 or 8 of this Agreement.

                           (iv) The Termination Benefits shall be payable to the
                  Executive as severance pay in consideration of his past service and of his continued services from the date hereof. Executive shall have no duty to mitigate his damages by seeking other employment, and the Company shall not be entitled to set off against amounts payable hereunder any compensation which the Executive may receive from future employment.

                           (v) A "Change in Control" shall be deemed to have
                  occurred if and when, after the date hereof, (A) any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of Interpore representing 50% or more of the combined voting power of Interpore's then outstanding securities; (B) the stockholders of Interpore approve a merger or consolidation of Interpore with any corporation (or other entity), other than a merger or consolidation which would result in the voting securities of Interpore outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of Interpore or such surviving entity outstanding immediately after such merger or consolidation;
                  (C) the stockholders of Interpore approve a plan of complete liquidation of Interpore or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or (D) during any period of two consecutive years during the term of this Agreement (not including any period prior to the execution of this Agreement), individuals who at

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                  the beginning of such period constitute the Board of Directors of Interpore cease for any reason to constitute at least two-thirds thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors of Interpore representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

                           (vi) If the payments and benefits provided under this
                  Agreement to the Executive, either alone or with other payments and benefits, would constitute "excess parachute payments" as defined in Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), then the payments and other benefits under this Agreement shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code. Either the Company or the Executive may request a determination as to whether the payments or benefits would constitute an excess parachute payment and, if requested, such determination shall be made by independent tax counsel selected by the Company and approved by the Executive. At the Executive's election and to the extent not otherwise paid, the Executive may determine the amount of cash and/or elements of non-cash fringe benefits to reduce so that such payments and benefits will not constitute excess parachute payments.

                           (vii) As used in this Agreement, the term "Good
                  Reason" means, without the Executive's written consent,

                                    (a) a change in status, position or
                           responsibilities which, in the Executive's reasonable judgment, does not represent a promotion from existing status, position or responsibilities as in effect immediately prior to the Change in Control; the assignment of any duties or responsibilities which, in the Executive's reasonable judgment, are inconsistent with such status, position or responsibilities; or any removal from or failure to reappoint or reelect the Executive to any of such positions, except in connection with the termination of employment for total and permanent disability, death or Good Cause or by the Executive other than for Good Reason;

                                    (b) a reduction by the Company in the
                           Executive's base salary as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement or the Company's failure to increase (within twelve months of the Executive's last increase in base salary) the Executive's base salary after a Change in Control in an amount which at least equals, on a percentage basis, the average percentage increase in base salary for all executive and senior officers of the Company effected in the preceding twelve months;

                                    (c) the relocation of the Company's
                           principal executive offices to a location outside the Orange County area or the relocation of the Executive by the Company to any place other than the location at which the Executive performed duties prior to a Change in Control, except for required travel on the Company's business to an extent substantially consistent with business travel obligations at the time of a Change in Control;

                                    (d) the failure of the Company to continue
                           in effect any incentive, bonus or other compensation plan in which the Executive participates, including but not limited to the Company's stock option plans, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan), evidenced by the Executive's written consent, has been made with respect to such plan in connection with the Change in Control, or the failure by the Company to continue the Executive's participation therein, or any action by the Company which would directly or indirectly materially reduce participation therein;

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                                    (e) the failure by the Company to continue
                           to provide the Executive with benefits substantially similar to those enjoyed or entitled under any of the Company's pension, profit sharing, life insurance, medical, dental, health and accident, or disability plans at the time of a Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed or entitled to at the time of the Change in Control, or the failure by the Company to provide the number of paid vacation and sick leave days to which the Executive is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect on the date hereof;

                                    (f)     the failure of the Company to obtain
                           a satisfactory agreement from any successor or assign of the Company to assume and agree to perform this Agreement; or

                                    (g) any request by the Company that the
                           Executive participate in an unlawful act or take any action constituting a breach of what is considered in the Executive's reasonable judgment to be a professional standard of conduct. Notwithstanding anything in this Section to the contrary, the Executive's right to terminate the employment pursuant to this Section shall not be affected by incapacity due to physical or mental illness.


                           (viii) Upon any termination or expiration of this
                  Agreement or any cessation of the Executive's employment hereunder, the Company shall have no further obligations under this Agreement and no further payments shall be payable by the Company to the Executive, except as provided in Sections 6(a), 6(b), 6(d) and 6(e) above and except as required under any benefit plans or arrangements maintained by the Company and applicable to the Executive at the time of such termination, expiration or cessation of the Executive's employment, including, without limitation thereto, salary, incentive compensation, sick leave, and vacation pay.

                           (ix) Enforcement of Agreement. The Company is aware
                  that upon the occurrence of a Change in Control, the Board of Directors or a shareholder of the Company may then cause or attempt to cause the Company to refuse to comply with its obligations under this Agreement, or may cause or attempt to cause the Company to institute, or may institute litigation seeking to have this Agreement declared unenforceable, or may institute litigation seeking to have this Agreement declared unenforceable, or may take or attempt to take other action to deny the Executive the benefits intended under this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. It is the intent of the Company that the Executive not be required to incur the expenses associated with the enforcement of any rights under this Agreement by litigation or other legal action, nor be bound to negotiate any settlement of any rights hereunder, because the cost and expense of such legal action or settlement would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, if following a Change in Control it should appear to the Executive that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or enforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from the Executive the benefits entitled to be provided to the Executive hereunder, and that the Executive has complied with all obligations under this Agreement, the Company irrevocably authorizes the Executive from time to time to retain counsel of the Executive's choice, at the expense of the Company as provided in this Section, to represent the Executive in connection with the initiation or defense of any litigation or other legal action, whether such action is by or against the Company or any Director, officer, shareholder, or other person affiliated with the Company, in any jurisdiction. The reasonable fees and expenses of counsel selected from time to time by the Executive as hereinabove provided

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                  shall be paid or reimbursed to the Executive by the Company on a regular, periodic basis upon presentation by the Executive of a statement or statements prepared by such counsel in accordance with its customary practices. Any legal expenses incurred by the Company by reason of any dispute between the parties as to enforceability of or the terms contained in this Agreement, notwithstanding the outcome of any such dispute, shall be the sole responsibility of the Company, and the Company hereby waives, and agrees not to take, any action to seek reimbursement from the Executive for such expenses.

                  (f) In addition to any other payments due to the Executive hereunder, if the Executive's employment is terminated pursuant to
         Section 6(b), 6(d) or 6(e) of this Agreement, the Company shall pay promptly after the close of the Company's fiscal year in which the termination of Executive's employment occurs, a prorated portion of any unpaid bonus or other incentive compensation, if any, which the Executive would have been entitled to receive pursuant to plans, if any, adopted by the Board of Directors of Interpore. If the Executive's employment is terminated following a Change of Control and the Company ceases to function as a separate operating unit or for any other reason the performance criteria set forth in the bonus or incentive plan, if any, adopted by the Board of Directors of Interpore is no longer a viable or accurate indicator of the performance of the Executive or the Company, then for purposes of determining and payment of bonus or other incentive compensation, the performance criteria shall be deemed to have been met.

         7.       NON-COMPETITION.
                  ---------------

                  (a)      The Executive agrees that he will not:


                           (i) during the term or any extension of this
                  Agreement while the Executive is so employed by the Company, engage or participate, directly or indirectly, either as principal, agent, employee, employer, consultant, stockholder (except as the holder of not more than five percent of the stock of any publicly traded corporation), or in any other individual or representative capacity whatsoever, in the operation, management or ownership of any business, firm, corporation, association, or other entity engaged in the design, license, manufacture, marketing, or sale of bone biologics products or devices and instruments used in spinal surgery or in any other business engaged in by the Company; or

                           (ii) for a period of 12 months after termination of
                  employment with the Company, whether such termination is voluntary or involuntary or with Good Cause or without cause, directly or indirectly, for himself or in conjunction with or on behalf of any other individual or entity, solicit, divert, take away or endeavor to take away from the Company any customer, account or employee of the Company who was a customer, account or employee of the Company at any time during the 12 months prior to the date of the Executive's termination of employment with the Company.
                  (b) In the event of a violation of this Section 7, the non-competition time periods provided in Section 7(a) shall be tolled during the time of such violation.

         8. CONFIDENTIAL INFORMATION; ASSIGNMENT OF INVENTIONS. The Executive agrees that that certain Invention and Secrecy Agreement between Interpore Cross International and the Executive shall remain in full force and effect as if such agreement originally were made by and between the Company and the Executive.

         9. NO CONFLICTS. The Executive represents that the performance by the Executive of all the terms of this Agreement does not and will not breach any agreement as to which the Executive or the Company is or was a party and which requires Executive to keep any information in confidence or in trust.

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The Executive has not entered into, and will not enter into, any agreement either written or oral in conflict herewith.

         10.      REASONABLENESS OF RESTRICTIONS. The Executive acknowledges
                  ------------------------------
that the restrictions contained in this Agreement are reasonable, but should any provisions of this Agreement be determined to be invalid, illegal or otherwise unenforceable to its full extent, or if any such restriction is found by a court of competent jurisdiction to be unreasonable under applicable law, then the restriction shall be enforced to the maximum extent permitted by law, and the parties hereto hereby consent and agree that such scope of protection, time or geographic area (or any one of them, as the case may be) shall be modified accordingly in any proceeding brought to enforce such restriction. The Executive acknowledges that the validity, legality and enforceability of the other provisions shall not be affected thereby. The Executive hereby acknowledges and confirms that the business of the Company extends throughout the world and that, without limitation of any remedies for breach of such covenant, the Company shall be entitled to temporary and permanent injunctive relief.

         11.      REMEDIES; VENUE; PROCESS.
                  ------------------------

                  (a) The Executive hereby acknowledges and agrees that the Confidential Information disclosed to the Executive prior to and during the term of this Agreement is of a special, unique and extraordinary character, and that any breach of this Agreement will cause the Company irreparable injury and damage, and consequently the Company shall be entitled, in addition to all other remedies available to it, to injunctive and equitable relief to prevent or cease a breach of Sections 7 or 8 of this Agreement without further proof of harm and entitlement; that the terms of this Agreement, if enforced by the Company, will not unduly impair the Executive's ability to earn a living or pursue his vocation; and further, that the Company may withhold compensation and benefits if the Executive fails to comply with this Agreement, without restricting the Company from other legal and equitable remedies. The parties agree that the prevailing party shall be entitled to all costs and expenses (including reasonable legal fees and expenses) which it incurs in successfully enforcing this Agreement and in prosecuting or defending any litigation (including appellate proceedings) arising out of this Agreement.

                  (b) The parties agree that jurisdiction and venue in any action brought pursuant to this Agreement to enforce its terms or otherwise with respect to the relationships between the parties shall properly lie in any federal or state court located in Orange County, California. Such jurisdiction and venue is exclusive, except that the Company may bring suit in any jurisdiction and venue where jurisdiction and venue would otherwise be proper if Executive has breached Sections 7 or 8 of this Agreement. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by statute or rule of court.

         12.      WITHHOLDING.  The Company may withhold from any payments to be
                  -----------
made hereunder such amounts as it may be required to withhold under applicable federal, state or other law, and transmit such withheld amounts to the appropriate taxing authority.

         13.      ASSIGNMENT.  This Agreement is personal to the Executive and
                  ----------
the Executive may not assign or delegate any of his rights or obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their heirs, executors, administrators, successors and assigns.

         14.      WAIVER.  The waiver by either party hereto of any breach or
                  ------
violation of any provision of this Agreement by the other party shall not operate as or be construed to be a waiver of any subsequent breach by such waiving party.

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         15.      NOTICES. Any and all notices required or permitted to be given
                  -------
under this Agreement will be sufficient and deemed effective three (3) days following deposit in the United States mail if furnished in writing and sent by certified mail to the Executive at the address set forth on Schedule A hereto, and to the Company at:

                  Interpore International, Inc.
                  181 Technology Drive
                  Irvine, California  92618
                  Attention:  Richard L. Harrison

         with a copy to:

                  Latham & Watkins
                  650 Town Center Drive, 20th Floor
                  Costa Mesa, California  92626
                  Attention:  Charles K. Ruck

         16.      GOVERNING LAW.  This Agreement shall be interpreted, construed
                  -------------
and governed according to the laws of the State of California applicable to contracts made and to be wholly performed within such state.

         17.      AMENDMENT.  This Agreement and the Schedules hereto may only
                  ---------
be amended or supplemented by agreement in writing executed by both parties hereto.

         18.      SECTION HEADINGS.  Section headings contained in this
                  ----------------
Agreement are for convenience only and shall not be considered in construing any provision hereof.

         19. ENTIRE AGREEMENT. This Agreement terminates, cancels and supersedes
             ----------------
all previous employment agreements or other agreements relating to the employment of the Executive with the Company, written or oral, entered into between the parties hereto, and this Agreement contains the entire understanding of the parties hereto with respect to the subject matter of this Agreement. This Agreement was fully reviewed and negotiated on behalf of each party and shall not be construed against the interest of either party as the drafter of this Agreement. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter. That certain Employment Agreement dated as of August 17, 1998 between Executive [and], Interpore [and Cross], as in existence prior to the execution hereof, is hereby terminated and is and shall be after the date hereof null and void and of no further force and effect. The Schedules to this Agreement are hereby incorporated by reference and for all purposes shall constitute a part hereof as if included in the text of the Agreement. THE EXECUTIVE ACKNOWLEDGES THAT, BEFORE PLACING HIS SIGNATURE HEREUNDER, HE HAS READ ALL OF THE PROVISIONS OF THIS EMPLOYMENT AGREEMENT AND HAS THIS DAY RECEIVED A COPY HEREOF.

         20.      SEVERABILITY.  The invalidity or unenforceability of any one
                  ------------
or more provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement or parts thereof.

         21.      SURVIVAL.  Sections 6 through 13 of this Agreement and this
                  --------
Section 21 shall survive any termination or expiration of this Agreement.

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

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

EXECUTIVE:                                     INTERPORE INTERNATIONAL, INC.

__________________________                     By:______________________________
                                               Its:_____________________________

                                               [CROSS MEDICAL PRODUCTS, INC.


                                               By:______________________________
                                               Its:______________________]

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